        Morgan Stanley Special Value Fund
                          Item 77(O) 10F-3 Transactions
                        February 1, 2007 - July 31, 2007

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Aecom  05/09/      -  20.00  $703,000,  83,000  0.24%   0.25%   Morgan
  Tech    07                     000                            Stanle  Merrill
nology                                                            y,     Lynch
 Corp                                                           Merrill   & Co.
 oration                                                          Ly
                                                                 nch
                                                                  & Co.,
                                                                UBS
          Invest
                                                             ment
        Bank,
        Goldman
        Sachs &
          Co.,
        Credit
        Suisse,
         D.A.
         David
         son &
          Co.